EXHIBIT 10.25

PORTIONS  OF  THIS  EXHIBIT  HAVE  BEEN  OMITTED   (BASED  UPON  A  REQUEST  FOR
CONFIDENTIAL TREATMENT) AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.


                                SERVICE AGREEMENT
                                   (ValueStar)

         THIS SERVICE AGREEMENT (this "Agreement") is entered into and shall be effective as of June 1st, 2000 (the "Effective Date"), by and between: (i) GOLDEN RETRIEVER SYSTEMS, L.L.C., a Delaware limited liability company ("GRS");
(ii) and VALUESTAR CORPORATION, a California corporation with offices at 360 22nd Street, Suite 210, Oakland, California, 94612.


                                   Background

         GRS has developed and owns certain proprietary computer software and related documentation and procedures (collectively, the "Software") which enables GRS to receive transactional and other data from payment card processors and other financial institutions and create and deliver reports, files, databases and related services to GRS' customers and other designated recipients. ValueStar owns and operates the ValueStar Program (the "Program") which offers participating "Members" the ability to take advantage of merchant discounts and/or rewards by utilizing "Registered Cards" to purchase goods and services from participating "Merchants." On the terms and subject to the conditions set forth in this Agreement, ValueStar desires to purchase from GRS and GRS desires to furnish to ValueStar, certain "Services" described in this Agreement for the administration of the Program.


                                    Agreement

         1. TERM. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue until terminated in accordance with Paragraph 5, below.

         2. SERVICES. On the terms and subject to the conditions set forth in this Agreement, GRS will make the information, data base management, reporting and ACH services (collectively, the "Services") described on Addendum "A" to this Agreement available to ValueStar, its Members, Merchants and others that may be designated from time to time by ValueStar.

         3. APPLICATION SYSTEM. All Services provided by GRS to ValueStar pursuant to this Agreement will be provided by and/or through ValueStar's Application System (defined below).

         4. PAYMENT. As payment for the Services provided by GRS pursuant to this Agreement, ValueStar agrees to pay GRS the development and service fees (collectively, the "Fees") at the times and in the amounts listed on Addendum "B" to this Agreement.

         5. TERMINATION. The Minimum Term of this Agreement (the "Minimum Term") shall be one (1) year following the "System Start Date" (defined below). After the expiration of the Minimum Term, the Term of this Agreement shall automatically renew for successive one (1) year periods ("Renewal Term(s)") unless terminated by either party in accordance with the following sentence. Upon the expiration of the Minimum Term or, if applicable, each successive Renewal Term, either party may terminate this Agreement for any reason by providing written notice of termination to the other party at least one hundred and eighty (180) days prior to the expiration of the Term then in effect. Notwithstanding the foregoing: (i) GRS may immediately terminate this Agreement and/or cease providing Services if ValueStar fails to pay all or any portion of the Fees in accordance with Addendum "B" after receiving written notice of default and a fifteen (15) day opportunity to cure; and (ii) either party may immediately terminate this Agreement and/or cease providing Services in the event of a breach of any material term, warranty, condition or covenant (including the failure, by GRS, to provide any of the Services (described below) by the other party which remains uncured after thirty (30) days' written notice to defaulting other party.

         6. GENERAL TERMS AND CONDITIONS. The General Terms and Conditions listed on Addendum "C" to this Agreement are an integral part of this Agreement and shall be binding on ValueStar and GRS as if fully set forth in this Paragraph 6.

         Executed as of the Effective Date by:

                                            GRS:

                                            GOLDEN RETRIEVER SYSTEMS, L.L.C., a
                                            Delaware limited liability company
                                            By: /s/ Craig Ludwig
                                            Its: President
                                                 -------------------------------


                                            ValueStar:

                                            VALUESTAR, a California Corporation
                                            By: /s/ Aaron Gray
                                            Its: Chief Operating Officer
                                                 -------------------------------

                                  ADDENDUM "A"

                 GENERAL OBLIGATIONS AND DESCRIPTION OF SERVICES

         1. Application System. In connection with providing the Services, GRS will, at GRS' expense, construct, install, operate, service and maintain an application system for ValueStar's exclusive use during the Term (the "Application System"). The Application System will be located at GRS' main operating facility in Chandler, Arizona. The Application System will be custom configured for ValueStar and capable of providing all of the Services described in this Agreement. The Application System's configuration shall include:

         a. Primary Application Server. The Primary Application Server processes raw transaction data, builds historical and application databases, generates reports and provides log printing.

         b. Transaction Inquiry Server. The Transaction Inquiry Server services report inquiries, stores historical data and controls report printing tasks.

         c. Golden Retriever(TM) Proprietary Software. The Golden Retriever Proprietary Software will manage, control and coordinate all information processing, data distribution and reporting functions.

         d. Miscellaneous. The Application System will also include all third-party software (the "Third-Party Software") and hardware required to support the Services as well as the appropriate number of dedicated inbound and outbound phone lines as determined by GRS and ValueStar from time to time during the Term.

         2. Initial Test and System Start Dates. Subject to ValueStar providing (or arranging for the delivery) to GRS of all necessary transactional data, data base uploads and other information required to deliver the Services in a timely manner, within ***** days following the approval of design specification (the
"Development Period"), GRS and ValueStar will commence a comprehensive test ("Initial Test") of the Application System in order to confirm that the Application System is properly programmed and configured to provide the Services in the manner required by the Specification and this Agreement based on Phase I functionality. The date that the Initial Test is completed in all material respects (as signified by the mutual written acknowledgment of ValueStar and GRS) will be the "System Start Date." GRS and ValueStar will utilize their mutual best efforts to ensure that the System Start Date occurs by *****.

         3. Data Base Maintenance. During the Term, ValueStar will create and update and GRS will maintain the following Data Bases with respect to the
Program:

                  a. Member Profile Database. On or before the expiration of the Development Period, using an initial file upload from ValueStar, GRS will establish a data base of all Members initially participating in the Program (the "Member Data Base"). The Member Data Base will be either updated or completely refreshed by ValueStar daily or weekly using a mutually acceptable electronic (Internet FTP) file delivery protocol. The Member Data Base will contain the information reasonably required by GRS to deliver the Services all as more specifically set-forth in the Specification.

* PORTIONS OF THIS EXHIBIT DENOTED HEREIN BY ***** HAVE BEEN OMITTED (BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT) AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                  b.  Participating   Merchant   Database.   On  or  before  the
expiration of the Development Period, using an initial file upload from ValueStar, GRS will establish a data base of all Merchants initially participating in the Program (the "Merchant Data Base"). The Merchant Data Base will be either updated or completely refreshed by ValueStar daily or weekly using a mutually acceptable electronic (Internet FTP) file delivery protocol. The Merchant Data Base will contain the information reasonably required by GRS to deliver the Services all as more specifically set-forth in the Specification.

                  c. Program Database. On or before the expiration of the Development Period, using an initial file upload from ValueStar, GRS will establish a data base of Program information that will include the fields required to calculate the amount the merchant is to be debited and the amount to be credited to the member. The Program Data Base will either be updated or completely refreshed by ValueStar daily or weekly using a mutually acceptable electronic (Internet FTP) file delivery protocol. The Program Data Base will contain the information reasonably required by GRS to deliver the Services all as more specifically set-forth in the Specification.

                  d. Member Sponsor Database. On or before the expiration of the Development Period, using an initial file upload from ValueStar, GRS will establish a data base of Member Sponsor information that will include the fields required to rebate specific member sponsors. The Member Sponsor Data Base will either be updated or completely refreshed by ValueStar daily or weekly using a mutually acceptable electronic (Internet FTP) file delivery protocol. The Member Sponsor Data Base will contain the information reasonably required by GRS to deliver the Services all as more specifically set-forth in the Specification.

         4. Processing and Reporting Services. During the Term, GRS will provide the following Services to ValueStar and ValueStar will provide the following support to GRS:

                  a. Basic Transaction Processing. Each processing day during the Term, GRS will provide the following Basic Transaction Processing Services:

                           (i) ValueStar Bulk Transaction  Processing.  GRS will
download raw transaction files from processors, banks, ISO (Independent Sales Organizations) and/or directly from Merchants as designated by ValueStar from time to time during the Term (the "ValueStar Transaction Files"). The ValueStar Transaction Files will be limited to files used by GRS exclusively for ValueStar and may include raw transaction data for Merchants participating in the Program (as well as non-participating merchants) who are not otherwise included in GRS' in-house transaction files. GRS will scan the ValueStar Transaction Files and segregate all transactions relating to Merchants participating in the Program. The resulting transactions will then be formatted and loaded to the Transaction Information Retrieval System "TIRS" Data Base for further "PQT Processing" as defined below.

                  b. Potentially Qualified Transaction ("PQT") Processing. Each processing day during the term, GRS will provide PQT Transaction Processing Services to ValueStar. PQT Processing will include the comparison of all Member registered payment cards against the TIRS Data Base. All Member transactions at participating Merchants will then be loaded into a separate, Potentially Qualified Transaction ("PQT") Data Base, for delivery to ValueStar in accordance with the Specification. The PQT database will include an account number assigned by ValueStar to each Members transaction rather than the actual Members credit card number.

                  c. Administrative Reporting. As required by the Specification, GRS will provide ValueStar with periodic administrative/management data bases and reports.

                                  ADDENDUM "B"

                                  FEE SCHEDULE

         1. Initial Service Fee.

                  a. Basic Service. The Initial Service Fee for this Agreement will *****. The Initial Service Fee will be paid as follows: (i) ***** paid (in full) in connection with the Specification; (ii) ***** per month payable at the end of months 1, 2 and 3 (with month one being the Effective Date) and the balance of ***** due and payable upon the System Start Date. Subject to GRS performing or tendering performance of its obligations under Paragraph 4 of Addendum "A" of this Agreement, the Initial Service Fee shall be deemed earned when paid and ValueStar shall not be entitled to a refund of all or any portion of the Initial Service Fee.

         2. Monthly Service Fees. Each month commencing with the System Start Date, ValueStar shall pay GRS the following monthly fees:

                  a. Basic Service Fee: The Basic Service Fee will be *****.

                  b. Bulk Transaction Processing. Bulk Transaction Processing Fees will be at ***** per MID per month and subject to a ***** monthly cap. The Bulk Transaction Processing Fees are for loading transaction files into the GRS TIRS database. The transaction files can be from acquiring institutions, processors or direct send merchants. The fee covers all MID's contained in each of these transaction files

                  c. Basic Transaction Processing. Scanning all inbound transactions loaded to the GRS TIRS database for merchants that are registered to ValueStar. Each tier is calculated then added to the next tier up to the monthly cap.


              Transaction Ranges                   Cost Per Transaction
              ------------------                   --------------------
                     *****                                 *****
                     *****                                 *****
                     *****                                 *****

                  d. PQT/AQT Processing. Identifies potentially qualified transactions (PQT) for Members that are registered in the ValueStar program. The PQT/AQT Processing shall also apply the specific "program(s)" if any, to the transaction to award a rebate to the Member, assign fees to ValueStar, merchant sponsor or member sponsor. In doing so, the PQT is turned into a Actual Qualified Transaction (AQT).


              Transaction Ranges                   Cost Per Transaction
              ------------------                   --------------------
                    *****                                  *****
                    *****                                  *****
                    *****                                  *****
                    *****                                  *****
                    *****                                  *****
                    *****                                  *****


* PORTIONS OF THIS EXHIBIT DENOTED HEREIN BY ***** HAVE BEEN OMITTED (BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT) AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

         3. Technical Support, Programming and Product Development. If requested by ValueStar, GRS' hourly fees for Additional Services including programming, product development and technical support are as follows:

o        Technical Support                  ***** per hour
o        Programmer                         ***** per hour
o        Senior Programmer/Analyst          ***** per hour

                  GRS shall provide customer service and technical support to ValueStar in connection with the Services during GRS' normal customer service hours which are currently 6:00 a.m. to 6:00 p.m. (MST) Monday - Friday and 9:00 a.m. to 4:00 p.m. (MST) Saturday, Sunday and holidays. In all cases, GRS shall respond to ValueStar's customer services inquiries within twenty-four (24 hours).

         4. Intentionally Omitted.

         5. Pass-through Fees. All incremental communication costs and expenses incurred by GRS in connection with retrieving data from ValueStar or other designated sources (long distance phone charges and other charges approved by ValueStar in writing) as well as Bank ACH Fees, overnight courier expenses, and reasonable travel, meals and lodging will be invoiced to and paid by ValueStar on a monthly basis.

         6. Monthly Minimum Billing. Should the totals of the Monthly Basic Service Fee, Bulk Transaction Processing Fees, Basic Transaction Processing Fees and PQT/AQT Processing Fees be not equal to or greater than the monthly minimum then the monthly minimum billing would be billed. Commencing with the System Start Date, the monthly minimum billing under this Agreement will be ***** plus any Pass-through Fees as listed above.

         7. Fee Adjustment. Subject to a ***** annual cap (or the most recent increase in the U.S. All Urban Consumer Price Index, whichever is less) and GRS providing ValueStar with one hundred twenty (120) days prior written notice, GRS reserves the right to adjust any Fees to reflect current market pricing annually, during any Renewal Term.

         8. Payment. All Services provided pursuant to this Agreement will be invoiced and paid for on a monthly basis. All invoices shall be due in full within thirty (30) days from the statement date. All past due payments will bear interest at the rate of one and one-half percent (1 1/2%) per month.




* PORTIONS OF THIS EXHIBIT DENOTED HEREIN BY ***** HAVE BEEN OMITTED (BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT) AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2.

                                  ADDENDUM "C"

                          GENERAL TERMS AND CONDITIONS

         1. Defined Terms. Capitalized terms not otherwise defined in this Addendum "C" shall have the meanings ascribed to them elsewhere in the Agreement.

         2.  Binding  Effect.   The  following   General  Terms  and  Conditions
constitute an integral part of this Agreement and shall be binding upon GRS and ValueStar.

         3. GRS Warranty, Indemnification and Liability Limitation.

                  (a) GRS Warranty. GRS represents and warrants to ValueStar that GRS owns and has the right to use the Software and has obtained all appropriate licenses to the Third-Party Software in connection with providing the Services to ValueStar. GRS further warrants that the Application System will, subject to normal maintenance and repair requirements, be capable of providing all Services in accordance with this Agreement If the System fails to perform in accordance with this Agreement, GRS shall undertake to promptly repair the System at no cost to ValueStar within 15 days.

                  (b) GRS Indemnification. GRS shall, at its expense, defend and hold ValueStar harmless from any action to the extent such action is based on a claim that the Software infringes a United States patent, trademark, copyright or trade secret and GRS shall indemnify ValueStar for all damages, liabilities and costs directly related to such an infringement claim. ValueStar shall give GRS prompt written notice of any indemnifiable action or claim and GRS shall have primary control of the defense, negotiation, compromise or settlement of such claim and ValueStar shall cooperate in the defense of such claim(s) at GRS' expense. In the case of an infringement or alleged infringement, GRS shall further have the right at its expense to: (i) procure the right to continue using the infringing item; or (ii) replace or modify the product or service so that it becomes non-infringing. The preceding provisions of this Paragraph 3(b) describe GRS' entire liability with respect to infringements of any trademarks, copyrights or trade secrets by the Software or any related documentation.

                  (c) WARRANTY DISCLAIMERS. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN PARAGRAPH 3(a) ABOVE, GRS MAKES NO WARRANTIES TO VALUESTAR OR ANY OTHER PARTY REGARDING THE SERVICES AND THE APPLICATION SYSTEM AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, GRS DOES NOT MAKE AND DISCLAIMS ANY WARRANTY THAT THE SERVICES WILL SATISFY VALUESTAR'S BUSINESS REQUIREMENTS OR ENSURE THAT VALUESTAR OR ANY OTHER PARTY WILL NOT INCUR LIABILITY OR LOSS IN CONNECTION WITH ANY CREDIT/DEBIT OR PAYMENT CARD TRANSACTIONS.

                  (d) Limitation of Liability. Notwithstanding any other provision of this Agreement, GRS and ValueStar expressly covenant and agree that (except for GRS' indemnification liability described in Paragraph 3(b) of this Addendum "B" and GRS' intentional acts) in no event will GRS' maximum aggregate liability for any loss, injury or damages, whether based in contract, warranty, tort, strict product liability or on any other basis, exceed one hundred percent (100%) of the total Fees paid by ValueStar to GRS with respect to this Agreement. The provisions of this Paragraph 3(d) allocate the risk of a failure or defect of the Software or any product or Service provided by GRS pursuant to this Agreement or any other agreement between or among ValueStar and GRS and are an essential element of the Agreement between GRS and ValueStar. GRS and ValueStar acknowledge and agree that the provisions of this Paragraph 3(d) are the product and result of arms-length negotiation in a commercial setting by sophisticated business concerns of equal bargaining strength and position. GRS and ValueStar acknowledge and agree that the Services provided in accordance with this Agreement shall be limited to obtaining, receiving and accurately processing and reformatting data relating to payment card transactions and providing information and reports to ValueStar and ValueStar's Customers (defined below). The Services provided pursuant to this Agreement shall not include any analysis or evaluation of the information or reports which shall be the sole and exclusive responsibility of ValueStar. Notwithstanding the foregoing, neither party shall have liability for any failure or delay resulting from any governmental action, fire, flood, insurrection, earthquake, power failure, riot, explosion, embargo, strike (whether legal or illegal), labor or material shortage, transportation interruption of any kind, work slowdown or any other action beyond the control of the affected party effecting production or delivery of the Services in any manner (collectively, a "force majuere").

         4. Exclusive Agreement. GRS and ValueStar acknowledge and agree that all or portions of the Services and the information and reports generated with respect to the Services will be provided directly or otherwise made available to or used by ValueStar's designated parties and customers (Members and Merchants) (collectively, "ValueStar's Customers"). Notwithstanding the foregoing: (i) nothing contained in this Agreement may be construed by any party as creating or evidencing a contractual relationship between GRS and any of ValueStar's Customers nor shall any of ValueStar's Customers be third party beneficiaries to this Agreement; and (ii) ValueStar shall be and remain solely and exclusively responsible for the payment of all Fees under this Agreement.

         5. Title. ValueStar shall have sole ownership of, and title to, the Member Data Base, the Merchant Data Base, the PQT Databases and all administrative reports prepared by GRS and furnished to ValueStar, its designees, Members and Merchants pursuant to this Agreement (collectively, the "ValueStar Data"). GRS shall, at all times, maintain sole and complete ownership of the Software and the Application System and nothing contained in this Agreement shall be construed as creating a license or any other rights on the part of ValueStar or any of ValueStar's Customers in or to the Software or the Application System. With respect to any raw transactional data feeds that GRS receives from processors or acquiring institutions on behalf of ValueStar, the ownership and control of that data shall be subject to separate contractual agreements that may exist from time to time between or among GRS, ValueStar and the processors and/or acquiring institution. GRS will use the ValueStar Data for the exclusive purpose of providing the Services to ValueStar.

         6. Use of Data,  Privacy and Misuse.  Both parties  recognize that both
(a) the laws and regulations affecting "privacy" on the internet and (b) government and consumer attitudes about such issues are in a continual state of evolution. As a result, although both parties believe that the present agreement is in compliance with all laws, rules and regulations, each party agrees to cooperate in good faith to modify this agreement as is necessary to meet revised interpretations of current law (as well as modifications of current law) and the intent of this agreement and comply with all then current and applicable law, rules, and regulations. If a change reasonably necessary to comply with the then current laws, rules and regulations (or interpretations thereof), is not made within 60 days of ValueStar's request, or if such change would have a material adverse effect on ValueStar's operation, cost of supplying data, or other benefit ValueStar could reasonably anticipate from this agreement, then ValueStar may terminate the agreement effective as of the date the change should have been made in order to cause the agreement to comply with applicable law and interpretation.Each party acknowledges that the other has expended substantial time, effort and funds to compile its, programming, software, database and other information (collectively "Database") and that all information contained in such Database is and will continue to be the exclusive property of the party maintaining it. Nothing contained in this Agreement shall be deemed to convey to the other, any third party processor or other party any right, title or interest, including any patent, copyright or other proprietary right, in or to the Database or any part thereof beyond that which is specifically granted herein, and then only subject to the restrictions contained herein. Except as specifically provided herein, neither party will use, or permit its employees, agents, contractors or subcontractors to use, the Database, trademarks, service marks, logos, names, or any other proprietary designations of the other or its affiliates, whether registered or unregistered, without the other's prior written consent. Neither party shall reverse engineer any of the Database. Neither Party shall divulge the criteria used for any program to any person, except employees and agents who have a need to know such criteria. Each party will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, including any goodwill associated therewith, subject to the limited licenses granted to the other hereunder, and neither party shall take any action that is inconsistent with the other's ownership thereof. Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time. Upon the expiration or termination of this Agreement, each party will cease using the Database, trademarks, service marks and/or trade names of the other. Each party is aware of the privacy policies of the other, as they are, from time to time, displayed on the party's webpage, and agrees to abide by them as to the Database as if the other party's privacy policy was their own.

         7. ValueStar Obligations. During the Term of this Agreement, and as a prerequisite to GRS' obligation to provide Services, ValueStar shall provide GRS (or ensure that GRS has access to) all payment card transactional information, service criteria or informational data of ValueStar, its Merchants and Members (as set-forth in the Specification) reasonably required by GRS to provide the Services including, but not limited to, the ValueStar Transaction Files. ValueStar shall indemnify, defend and hold GRS harmless for, from and against any claim made against GRS by any of ValueStar's Customers with respect to or arising out of the Services rendered pursuant to this Agreement. Subject to ValueStar's obligation to make the minimum monthly payments described in Paragraph 6 of Addendum "B", ValueStar shall have no obligation to use the Application System.

         8. Entire Agreement; Modification. This Agreement represents the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all other agreements, whether written or oral and any representations made by either of the parties to the other. This Agreement may not be changed, modified or rescinded except in writing, signed by both parties to this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that Confidentiality Agreement between GRS and ValueStar dated May 22, 2000, shall remain in full force and effect after the execution of this Agreement and the ValueStar Data shall become Confidential Information for all purposes under the referenced Confidentiality Agreement.

         9. Rights to Source Code. In the event GRS (or any successor in interest to GRS with respect to the Application System) ceases or discontinues operations or, without cause, refuses to provide the Services to ValueStar as required by this Agreement or this Agreement is terminated by ValueStar as a result of a material breach by GRS, ValueStar will, subject to the restrictions on use, duplication and dissemination set forth in this Agreement, be entitled to immediately receive the source code for the Software and any other supporting documentation relating the Application System reasonably required by ValueStar to continue to operate a similar system. For the purpose of this Paragraph 9, the term "source code" will mean a human readable program for the most current release(s) of the Software utilized by GRS in connection with providing the Services, including all updates and enhancements delivered during the Term. Any time during the Term, ValueStar shall have the option to establish an escrow to hold the source code subject to appropriate terms and conditions reasonably agreed to by both parties. All costs and expenses associated with the establishment of the escrow, including, without limitation, any escrow fees and any additional fees or expense incurred by GRS in connection with creating or maintaining source code within the escrow shall be born exclusively by ValueStar.

         10. Intentionally Omitted.

         11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the substantive laws of the State of Arizona. If suit is brought or an attorney is retained by either party to this Agreement to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for actual reasonable attorney's fees, court costs, reasonable costs of investigation and other reasonable related expenses incurred in connection with such action. The parties consent and agree to submit to the venue and jurisdiction of the United States District Court for the District of Arizona. Except as specifically provided below, this Agreement and the rights of ValueStar under this Agreement shall not be assignable (directly or indirectly) except with the written consent of GRS not unreasonably withheld. Notwithstanding the prior sentence, ValueStar may, upon providing written notice of such assignment to GRS, assign its rights and obligations under this Agreement to a separate entity if it also transfers its entire ownership of and responsibility for the Program to the same entity. GRS may, upon providing written notice of such assignment to ValueStar, assign its rights under this Agreement to a successor entity that, by purchase, merger or otherwise, takes over and assumes responsibility for GRS' entire bank card information and processing business including GRS' obligations under this Agreement.

         12. Performance Standards. Except as otherwise specified in this Agreement, GRS will deliver all Services required under this Agreement within twenty four (24) hours of receiving all required data inputs.

         13. Records. GRS shall keep complete and accurate records relating to the Fees charged to ValueStar in connection with this Agreement for a period of two (2) years following the applicable billing period(s). ValueStar shall have the right, at its own cost and expense, to audit GRS' billing records from time to time during the Term, but no more than once every six (6) months (the "ValueStar Audit"). Any ValueStar Audit will be conducted by a Certified Public Accountant in a manner so as not to unreasonably interfere with GRS' normal day-to-day business operations and upon at least ten (10) business days' prior notice. If any ValueStar Audit demonstrates that GRS overcharged ValueStar by more than five percent (5%) during the audit period, GRS shall, within forty-five (45) days following the conclusion of the audit, reimburse ValueStar for the full amount overcharged, together with the reasonable costs of such audit. If less than 5%, GRS will reimburse the overpayment amount.

         14. Mutual Representations and Warranties. ValueStar and GRS represent and Warrant to each other that: (i) each party shall operate in compliance with all applicable laws and regulations, except where failure to do so would have no material affect on the other party; (ii) each party is a corporation/limited liability company duly organized, validly existing and in good standing under the laws of the State of its formation; (iii) each party has full power and authority to enter into this Agreement and to perform the obligations imposed by this Agreement; (iv) each party has obtained all permits, licenses and other governmental authorizations and approvals required to perform its obligations under this Agreement; (v) this Agreement has been duly and validly executed and delivered and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms; (vi) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not, with or without the giving of notice, the lapse of time, or both, conflict with or violate (A) any provisions of law, rule or regulation,
(B) any order, judgement or decree applicable or binding upon assets or properties,

(C) any provision of the by-laws or certificate of formation, or (D) any agreement or other instrument applicable or binding upon assets or properties;
(vii) no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the taking of any other action contemplated by this Agreement; (viii) there is no pending or, to the best of each parties' knowledge, threatened claim, action or proceeding against it with respect to the execution, delivery or consummation of this Agreement or with respect to its trademarks, and, to the best of its knowledge, there is no basis for such claim, action or proceeding.

         15. Contract Disclosure. GRS is specifically denied permission to disclose that ValueStar is a client or that ValueStar in any way uses GRS' services. Without limiting the foregoing, GRS may not include ValueStar's name, logo, trademark or description of the ValueStar business or business model in any (i) GRS client reference list, (ii) GRS press release, (iii) discussion with members of the press, and (iv) discussion with persons outside GRS. The foregoing notwithstanding, (a) GRS may, pursuant to court order, disclose the relationship if the disclosure is in response to a valid order by a court or other governmental body, is otherwise required by law, or is necessary to establish the rights of either party under this Agreement; and (b) GRS may disclose the relationship with the prior written consent of ValueStar, given by the CEO, President, Chairman of the Board, or General Counsel of ValueStar, which consent may be withheld in ValueStar's sole discretion.

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